UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

Victory Electronic Cigarettes Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
                 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Share Purchase Agreement

On April 22, 2014 (the “Closing Date”), Victory Electronic Cigarettes Corporation (the “Company” or “Victory”) entered into a share purchase agreement (the “Exchange Agreement”) by and between (i) the Company and (ii) the shareholders of Must Have Limited (“MHL”), an England and Wales incorporated limited company (the “MHL Shareholders”). Pursuant to the terms of the Exchange Agreement the MHL Shareholders transferred to the Company all of the shares of MHL held by such shareholders in exchange for (1) the issuance of 2,300,000 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (2) GBP £5,345,713.58 (equivalent to $9,000,000) in cash consideration, (3) $11,000,000 of promissory notes (the “Share Exchange”), (4) GBP £6,796,303 in respect of MHL's surplus cash, and (5) (if payable in accordance with the terms of the Exchange Agreement) up to $5,000,000 as earn-out consideration.

Promissory Notes

On the Closing Date, the Company issued $11,000,000 of promissory notes (the “Promissory Notes”). The Promissory Notes become due at the earlier of 1) 175 days from the date of issuance, 2) the day the Company first trades it shares of a common stock on certain listed exchanges (including the NYSE Market, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange) or 3) the Company completes an underwritten public offering of a minimum of $40 million (the “Maturity Date”). Beginning 120 days following the date of issuance, the Promissory Notes will accrue interest at a rate of 10% per annum.

Registration Rights Agreement

In connection with the Share Exchange, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the MHL Shareholders, pursuant to which the Company agreed to register all of the Exchange Shares (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 30 calendar days following the completion of the audit of the MHL financial statement for the 2013 fiscal year (the “Filing Date”), subject to the satisfaction of any registration rights previously granted by the Company, and to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, (the “Securities Act”) within 90 days following the Filing Date (the “Required Filing Date”).

If the Registration Statement is not filed by the Filing Date or declared effective by the Required Effective Date, the Company is required to pay partial liquidated damages to the MHL Shareholders in the amount equal to 2% of the value of the Exchange Shares on the Closing Date for each 30-day period for which the Company is non-compliant.

Security Agreements

As security for all of the Company’s obligations under the Promissory Notes and related documents executed in connection with the Share Exchange, MHL granted a guarantee in favor of the MHL Shareholders (the "MHL Shareholders' Guarantee") supported by a second priority security interest in all of MHL’s assets pursuant to the terms of the Debenture entered into between MHL and the security trustee for the MHL Shareholders (the “Security Agreement”).

The foregoing descriptions of the terms of the Exchange Agreement, the Promissory Notes, the Registration Rights Agreement, the MHL Shareholders' Guarantee and the Security Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

About Must Have Limited

MHL’s VIP® brand (“VIP”) is one of Europe’s brands of premium electronic cigarettes, founded in 2009. With its full portfolio across all relevant segments within electronic cigarettes and vaping products, VIP is considered a highly recognized electronic cigarettes brand in the United Kingdom and Ireland.  VIP currently sells its products online at www.vipcig.co.uk, through its own flagship retail outlets, online, in mobile kiosk units, and in major retailers in the United Kingdom. VIP is a member in good standing of ECITA (European Electronic Cigarette Industry Trade Association).

Private Placement Offering

On April 22, 2014, the Company completed a private offering (the “Offering”) with a group of accredited investors (the “Purchasers”) for total gross proceeds to the Company of $22,000,000 before deducting placement agent fees and other expenses. Pursuant to a securities purchase agreement with the Purchasers (the “Purchase Agreement”), the Company issued to the Purchasers 6% Original Issue Discount Senior Secured Convertible Promissory Notes for a principal amount of $24,175,824 (the “Notes”).

Notes

The Notes are due on the first anniversary of the issue date (the “Maturity Date”) less any amounts converted or redeemed prior to the Maturity Date and  accrue interest at a rate of 6% on the aggregate unconverted and outstanding principal amount, payable in either cash or stock on a monthly basis. The shares of Common Stock issuable upon conversion of the Notes shall equal: (i) the principal amount of the Note to be converted (plus accrued interest and unpaid late charges, if any) divided by (ii) $9.92 (the "Original Conversion Price"). The Original Conversion Price for the Notes is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. Additionally, should the Company complete an underwritten public offering of a minimum of $25 million, the conversion price would reset to the price that is equal to 115% of the VWAP of the Company’s shares of common stock on the trading day immediately following the pricing of such public offering should that price be lower than the Original Conversion Price. The Company must prepay $12,000,000 of the Notes between 15 days and 30 days following the issue date. The Notes may not be prepaid in whole or in part at any other time. The Purchasers have the right, in certain circumstances, to redeem all or portions of the Notes, in exchange for either cash or shares of the Company's common stock, including the ability to redeem an aggregate of $800,000 per month.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register all of the shares of our Common Stock underlying the Notes (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 45 calendar days of the Closing Date, subject to the satisfaction of any registration rights previously granted by the Company (the “Filing Date”) and to cause the Registration Statement to be declared effective under the Securities Act within 90 days following the Filing Date (the “Required Filing Date”).

If the Registration Statement is not filed by the Filing Date or declared effective by the Required Effective Date, the Company is required to pay partial liquidated damages to each Purchaser in the amount equal to 2% for the purchase price paid for the Notes then owned by such Purchaser for each 30-day period for which the Company is non-compliant.

Security Agreements

As security for all of the Company’s obligations under the Purchase Agreement and related documents executed in connection with the Offering: (i) MHL granted a guarantee in favor of the Purchasers (the "Purchasers' Guarantee") supported by a first priority security interest in all of MHL’s assets pursuant to the terms of the Debenture entered into between MHL and the security trustee for the Purchasers (the “Purchasers' Security Agreement”); and (ii) the Company granted the Purchasers a first priority security interest in all of the shares owned by the Company in MHL following completion of the Share Exchange pursuant to the terms of a share charge entered into between the Company and the security trustee for the Purchasers (the "Share Charge").

The foregoing descriptions of the terms of the Purchase Agreement, the form of Note, the Registration Rights Agreement, the Purchasers' Guarantee, the Purchasers' Security Agreement and the Share Charge are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.5, 4.1, 10.6, 10.7, 10.8 and 10.9 respectively, to this Report, which are incorporated by reference herein.

Intercreditor Agreement

In connection with the sale of the Notes and the closing of the Share Exchange, on April 22, 2014, the Company, MHL, the Purchasers, the security trustee for the Purchasers, the MHL Shareholders and the security trustee for the MHL Shareholders entered into an intercreditor agreement (the “Intercreditor Agreement”). The Intercreditor Agreement governs the relative priorities (and certain other rights) of the Purchasers and MHL Shareholders pursuant the respective security agreements that each entered into with the Company and MHL.

The foregoing descriptions of the terms of the Intercreditor Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibits 10.10 to this Report, which is incorporated by reference herein.

Item 2.01   Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Exchange Shares were issued in reliance upon exemptions from registration pursuant to Regulation S promulgated under the Securities Act (“Regulation S”). These shares of our common stock qualified for exemption Regulation S as all of the Exchange Shares were issued to non-US persons as that term is defined in Regulation S.

The sale and the issuance of the Notes were offered and sold in reliance upon exemptions from registration pursuant to Regulation S promulgated under the Securities Act (“Regulation S”). These shares of our common stock qualified for exemption Regulation S as all of the Exchange Shares were issued to non-US persons as that term is defined in Regulation S.

On April 22, 2014, the Company issued a warrant to acquire an aggregate of 85,478 shares of our common stock (the “Agent Warrant”) to the placement agent and its sub-agents, or their respective designees, in the Offering. The Agent Warrant is exercisable for a period of five years from the original issuance date with an exercise price of $9.00 per share. The exercise price of the Agent Warrant is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

The foregoing descriptions of the terms of the form of Agent Warrant is qualified in its entirety by reference to the provisions of the Agent Warrant filed as Exhibit 4.2 to this Report, which is incorporated by reference herein.

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Background to the Restatements

On April 24, 2014, the Audit Committee of Victory Electronic Cigarettes Corporation (“Victory” or the “Company”) determined that due to a change in an input to the Company’s valuation models, the Company’s consolidated financial statements as of December 31, 2013 and for the year ended December 31, 2013 as contained in the Company’s 2013 Annual Report on Form 10-K (the “2013 10-K”) should no longer be relied upon.

The change in an input was the result of a change in the valuation methodology used to value the Company’s stock. The change in the input is used in the valuation models to determine the fair value of certain of the Company’s warrant liabilities, stock options and for the allocation of proceeds related to a convertible debt instrument.  Based upon the Company’s preliminary analysis, the change would have increased distribution, marketing and advertising expense by approximately $9.6 million, increased interest expense by approximately $1.5 million, increased general and administrative expenses by approximately $200,000 and increased the net loss, as reported, by approximately $11.3 million.  These adjustments have no effect on the Company’s assets or cash flows.

The Company currently plans to file an amendment to its 201310-K to recognize the impact of these adjustments.

The Audit Committee of the Company’s Board of Directors and management have discussed this matter with the Company’s independent registered public accounting firm, McGladrey LLP. McGladrey LLP was appointed as the Company’s independent registered public accounting firm on April 1, 2014.

Effects of Restatement

Management has considered the effect of the restatements on our prior conclusions as to the effectiveness of our disclosure controls and procedures and internal control over financial reporting. Management has concluded that no material weakness in internal controls over financial reporting existed as of December 31, 2013, and that our disclosure controls and procedures and internal control over financial reporting for such periods were therefore effective.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2014, Elliot B. Maisel notified Victory Electronic Cigarettes Corporation (the “Company”) that he would resign from his position as a member of the Company’s board of directors, as well as from his position as Chief Executive Officer of FIN Branding Group, LLC, a wholly-owned subsidiary of the Company, effective immediately.  Mr. Maisel’s resignation was not as a result of any disagreements with us.

Item 8.01   Other Events

On April 22, 2014, the Company issued a press release (the “Press Release”) announcing the execution of the Exchange Agreement with MHL.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(a)          Financial Statements

Financial statements of MHL required by Item 9.01(a) of Form 8-K are not being included with this filing, but are intended to be filed by amendment no later than 71 calendar days from the date of the filing of this current report on Form 8-K.

(b)          Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K are not being included with this filing, but are intended to be filed by amendment no later than 71 calendar days from the date of the filing of this current report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
2.1	Exchange Agreement by and between Victory Electronic Cigarettes Corporation and the MHL Shareholders, dated as of April 22, 2014.

4.1	Form of Note

4.2	Form of Agent Warrant (1)

10.1	Form of Promissory Note

10.2	Form of Registration Rights Agreement entered into with MHL Shareholders

10.3	Form of MHL Shareholders Guarantee

10.4	Form of Security Agreement entered into between MHL and the MHL Shareholders

10.5	Form of Securities Purchase Agreement

10.6	Form of Registration Rights Agreement entered into with Purchasers

10.7	Form of Purchasers Guarantee

10.6	Form of Security Agreement entered into between MHL and the Purchasers

10.9	Form of Share Charge entered into with Purchasers

10.10	Form of Intercreditor Agreement

99.1	Press Release dated April 22, 2014

 (1) Filed as an Exhibit on Current Report to Form 8-K with the SEC on January 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ELECTRONIC CIGARETTES CORPORATION

Date: April 28, 2014	By:	/s/ Robert Hartford
Name: Robert Hartford
Title: Chief Financial Officer